EXHIBIT 10.7
May 20, 2005

Mr. Barry J. Levien
Chairman
Ronco Marketing Corporation
1330 Avenue of the Americas
New York, NY 10019


Dear Mr. Levien:

This letter will serve as an agreement between the parties hereto and replaces all prior agreements between the parties. This will confirm the understanding and agreement between Copper Beech Equity Partners LLC, Copperfield Equity Partners LLC, Coll International LLC, Content Holding LLC (collectively referred to herein as "The Venture Group") and Ronco Marketing Corporation (the "Company") as follows:

      1. The Company hereby engages The Venture Group and grants to The Venture Group the right to act as its exclusive financial advisor in connection with providing various financial advisory services in connection with the negotiation and consummation of various debt financing and equity financings (for the purposes of this Agreement, "equity financings" shall mean offers and sales through a registered broker dealer) for the Company (collectively, the "Funding") required in connection with its merger with a public shell corporation, and acquisition of various properties known as Popeil Inventions, LLC and Ronco Inventions, LLC (collectively referred to herein as the "Target"). The Company's merger with a public shell corporation and acquisition of the Target shall be collectively referred to as the "Transaction".

      2. The Venture Group hereby accepts the engagement and in that connection agrees to devote such business, time and attention to matters on which the Company shall request its services as shall be determined by The Venture Group in its reasonable discretion, including, but not limited to:

            (a) Perform a due diligence financial review of the Target to understand the business, operations, financial condition and prospects of the Target;

            (b) Advise the Company regarding the corporate, legal and financial structure of the Funding;

            (c) Assist in the negotiation of documentation relating to the Funding;

            (d) Assist the Company in preparing business plans, financial projections and other documents required in connection with items (a) through (c) above;

            (e) Assist with the preparation of a descriptive memorandum and materials for meetings and presentation to investors concerning the Company, which memorandum shall not be made available to or used in discussions with prospective investors in the Company until both it and its use for that purpose have been approved by the Company; said materials will include, but not be limited to an offering memorandum;

            (f)   Identify, screen and contact potential investors;

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            (g)   Evaluate the terms and structure of the proposed Funding and advise the Company as to the optimal capital structure to maximize the likelihood of a successful consummation of the Funding;

            (h) Prepare financial analyses, where appropriate, of the rates, terms, and prices paid for (as available) for various financial securities, and of the operating performance, financial condition and valuation of comparable publicly traded companies;

            (i) Regularly prepare and update financial models to evaluate the operating performance, financial condition, and fair market value of the Company as it pertains to the proposed Funding;

            (j) Otherwise advise and assist the Company as mutually agreed to by the parties to this Agreement; and

            (k)   Assist the Company during the due diligence.

      3. In connection with The Venture Group's engagement, the Company will furnish The Venture Group with any information concerning the Company and the Target which The Venture Group reasonably deems appropriate and will provide The Venture Group with reasonable access to the Company and Target's (to the extent in the Company's control) officers, directors, accountants, counsel and other advisors and to Target to the extent within the Company's control. The Company represents and warrants to The Venture Group that to the best of its knowledge, all such information concerning the Company and Target will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company will not furnish The Venture Group information regarding Target, which it knows to be inaccurate without disclosing such inaccuracy. The Company acknowledges and agrees that The Venture Group will be using and relying upon such information supplied by the Company and Target and their officers, directors, agents and other representatives and any other publicly available information concerning the Company and Target without any independent investigation or verification thereof by The Venture Group of the Company and Target or their business or assets provided The Venture Group shall not use information that it knows to be inaccurate. The Company further recognizes that in order for The Venture Group to perform properly its obligations in a professional manner it is necessary that The Venture Group be informed of and, to the extent practiceable, participate in meetings and discussions between the Company and any third party relating to the matters covered by the terms of The Venture Group's engagement.

      4. As compensation for the services to be rendered hereunder, but subject to Sections 5 and 6 if this Agreement has been terminated, The Venture Group shall be entitled to the following advisory fees:

            (a) M&A Advisory Fee - Cash compensation equal to (i) a base fee of $1,800,000 plus (ii) five percent (5%) of any cash or cash equivalents of the Company in excess of $6,000,000 at closing (pro forma for the Transaction and the Funding).

            (b) Reverse Merger Advisory Fee - Should the Company choose to enter into a reverse merger transaction, The Venture Group will be entitled to purchase that number of shares of common stock of the Company (pro forma for the reverse merger and the financing required to close the transaction) equal to 3.3% of the Company's fully-diluted equity ownership in aggregate, for


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

                  a purchase price of $0.01 per share. The Venture Group acknowledges that such shares will be subject to certain transfer restrictions as specified in one or more separate agreements with the Company and its placement agent or underwriter, as the case may be.

            (c) Debt Placement Fee - Two percent (2%) of the principal amount of any funded term or asset-based debt financing arranged by The Venture Group and provided for the purposes of funding the Transaction shall be paid in cash upon closing of the Transaction.

            (d) Payment Instructions - The M&A Advisory Fee and Debt Placement Fee will become payable by the Company in cash upon the closing of the Transaction. The shares of common stock of the Company which constitute the Reverse Merger Advisory Fee will be issued upon completion of the Transaction. The allocation of the compensation referenced in sections 4 (a) - 4 (c) above amongst the members of The Venture Group is to be as follows:

                  i. To Copperfield Equity Partners LLC: 177,778 shares of common stock of the Company and $633,333.33 paid via Fed Wire;

                  ii. To Content Holding LLC: 177,778 shares of common stock of the Company and $1,233,333.33 paid via Fed Wire.

                  iii. To Coll International LLC.: 177,778 shares of common stock of the Company and $633,333.33 paid via Fed Wire.

            Any remaining cash compensation payable to The Venture Group in excess of the collective cash disbursements referenced in Section 4
            (d) (i) - (iii) herein will be distributed in equal amounts to each member of The Venture Group by Fed Wire.

5. The Company agrees that The Venture Group shall be entitled to $700,000 as expense reimbursement on a non-accountable basis. Additionally, the Company shall reimburse The Venture Group promptly as requested for its out-of-pocket fees and expenses including the reasonable fees and expenses of legal counsel retained by The Venture Group to enforce this agreement (except as it may pertain to those matters referenced in Section 9 herein), incurred during the term of its engagement hereunder. Upon any termination of The Venture Group's engagement hereunder, the Company agrees to pay such fees and expenses to The Venture Group upon demand whether or not the proposed transaction is consummated. Additionally, the Company indemnifies The Venture Group for all expenses incurred on behalf of the Company with Mahoney Cohen LLP, Velah Group LLP, Fulbright & Jaworski LLP, Profit Planners Inc., & Bradley Steere, Esq. All expenses payable to those entities are to be paid directly, and are not included in the $700,000 expense reimbursement referenced herein.

6. As The Venture Group will be acting on behalf of the Company in connection with this engagement, the Company agrees to indemnify The Venture Group in accordance with the indemnity agreement attached hereto as Exhibit A (the "Indemnity Agreement"). The Venture Group represents and warrants to the Company that the Venture Group has not engaged any agents in connection with the services provided under this agreement.

7. The term of The Venture Group engagement hereunder shall extend from the date hereof to the closing of the Transaction, provided that each of Sections 4 through 6 and Sections 8 through 10 shall survive any termination or expiration of this agreement.


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

      8. Any advice provided by The Venture Group under this agreement shall not be publicly disclosed or made available to third parties without The Venture Group's prior written consent (which shall not be unreasonably withheld or delayed), other than to the Company's and Target's attorneys, accountants, directors and other professional advisors, nor may The Venture Group be otherwise publicly referred to without its prior consent (which shall not be unreasonably withheld or delayed), except to the extent such disclosure is required under applicable law or by legal proceedings.

      9. The Company represents and warrants to The Venture Group that there are no brokers, representatives or other persons which have an interest in compensation due to The Venture Group from any transaction contemplated herein. The fees and expenses set forth in Sections 4 and 5 herein represent all the fees and expenses payable in connection with the services described herein that have been performed directly or indirectly by The Venture Group or other parties engaged by or working with The Venture Group or any of its affiliates. Upon payment of the fees and expenses set forth herein to The Venture Group and the other parties identified herein, the Company's obligations with respect to the payment of fees and expenses in connection with the services described herein that have been performed directly or indirectly by The Venture Group or other parties engaged by or working with The Venture Group or any of its affiliates shall be deemed fully satisfied, and The Venture Group shall allocate and distribute such fees and expenses as appropriate. The Venture Group on behalf of itself and its affiliates agrees to indemnify and hold harmless the Company, to the fullest extent lawful, against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Company is a party), directly or indirectly, relating to, based upon, arising out of, or in connection with, the payment of fees and expenses (or any other claims for compensation) in connection with the services described herein that have been performed directly or indirectly by The Venture Group or other parties engaged by or working with The Venture Group or any of its affiliates.

      10. This Agreement may not be assigned by the Company or The Venture Group without the prior written consent of the other; provided, however, that the Company may assign this Agreement to any surviving entity or entity created in connection with Company's acquisition of Target. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, then such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

      11. This Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

      12. The Venture Group shall have the right to place advertisements in form and substance reasonably acceptable to the Company in financial and other newspapers and journals at its own expense describing its services to the Company.

      13. The Company acknowledges that The Venture Group is in the business of providing financial advisory services (of all types contemplated by this agreement) to others.


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

      Nothing herein contained shall be construed to limit or restrict The Venture Group in conducting such business with respect to others or in rendering such advice to others.

The Venture Group is delighted to accept this engagement and looks forward to working with management of the Company on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this Agreement in the space provided and returning it, whereupon this letter shall constitute a binding Agreement as of the date first above written.

AGREED AND ACCEPTED:

Ronco Marketing Corporation


By:      ______________________________
Name:       Barry J. Levien
Title:      Chairman


AGREED AND ACCEPTED:

Copper Beech Equity Partners, LLC


By:      ______________________________
Name:      Karl Douglas
Title:     Managing Director


Copperfield Equity Partners LLC


By:      ______________________________
Name:
Title:


Coll International, LLC


By:      ______________________________
Name:
Title:


Content Holding LLC


By:      ______________________________
Name:
Title:


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

                                    EXHIBIT A
                           INDEMNIFICATION PROVISIONS

                  Ronco Marketing Corporation (the "Company") agrees to indemnify and hold harmless Copper Beech Equity Partners LLC, Copperfield Equity Partners LLC, Coll International LLC, Content Holding LLC, their affiliates and their respective officers, directors, shareholders, employees, controlling persons, and agents engaged by the Venture Group (collectively referred to herein as "The Venture Group") to the fullest extent lawful against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise) (each a "Liability"), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which The Venture Group is a party), directly or indirectly, relating to, based upon, arising out of, or in connection with, its acting for the Company under the Agreement, dated May 20, 2005, between the Company and The Venture Group to which these indemnification provisions are attached and form a part (the "Agreement"), except to the extent that any such Liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from The Venture Group's gross negligence or willful misconduct, and provided that Liabilities resulting from actions brought by the Company against The Venture Group shall be covered by the final sentence of this paragraph. The Company also agrees that The Venture Group shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of The Venture Group, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from The Venture Group's gross negligence or willful misconduct.

                  The indemnification provisions shall be in addition to any liability which the Company may otherwise have to The Venture Group or the persons identified below in this sentence and shall extend to the following: The Venture Group, its affiliated entities, partners, employees, and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees, and controlling persons of any of them. All references to The Venture Group in these indemnification provisions shall be understood to include any and all of the foregoing.

                  If any action, suit, proceeding or investigation is commenced, as to which The Venture Group proposes to demand indemnification, it shall notify the Company with reasonable promptness (but any failure by The Venture Group to notify the Company shall not relieve the Company from its obligations hereunder unless such failure shall materially and adversely affect the Company); and the Company shall promptly assume the defense of such action, suit, proceeding or investigation, including the employment of counsel (reasonably satisfactory to The Venture Group) and payment of fees and expenses. The Venture Group shall have the right to retain its own counsel of its own choice, subject to approval of the Company, not to be unreasonably withheld, to represent it and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company, but the reasonable fees and expenses of such counsel employed by The Venture Group shall be at the expense of The Venture Group unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, (ii) the Company shall not have promptly employed counsel reasonably satisfactory to The Venture Group, or its outside legal counsel shall have reasonably concluded and so advised The Venture Group in writing that there may be one or more legal defenses available to it which have substantial merit and which are different from or additional to those available to the Company, in


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

EXHIBIT A
INDEMNIFICATION PROVISIONS
Page 2


any of which events such reasonable fees and expenses shall be borne by the Company to the extent incurred in connection with such defenses and the Company shall not have the right to direct the defense of such action on behalf of The Venture Group. The Company shall be liable for any settlement of any claim against The Venture Group made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of The Venture Group, which consent shall not be unreasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as unconditional term thereof, the giving by the claimant to The Venture Group of an unconditional release from all liability in respect of such claim.

                  In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and The Venture Group, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and The Venture Group, on the other hand, and also the relative fault of the Company, on the one hand, and The Venture Group, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, The Venture Group shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by The Venture Group pursuant to the Agreement.

                  Neither termination nor completion of the engagement of The Venture Group referred to above shall affect these indemnification provisions which shall then remain operative and in full force and effect.






                            Signature Page to Follow


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

EXHIBIT A
INDEMNIFICATION PROVISIONS
page 3

AGREED AND ACCEPTED:

Ronco Marketing Corporation


By:      ______________________________
Name:       Barry J. Levien
Title:      Chairman


ACKNOWLEDGED AND ACCEPTED:

Copper Beech Equity Partners, LLC

By:      ______________________________
Name:       Karl Douglas
Title:      Managing Director


Copperfield Equity Partners LLC

By:
         ------------------------------------
Name:
Title:


Coll International, LLC

By:      ______________________________
Name:
Title:


Content Holding LLC

By:      ______________________________
Name:
Title:



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